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                                                                       EXHIBIT 5

                             SCHIFF HARDIN & WAITE
                                7200 Sears Tower
                            Chicago, Illinois  60606

Gary L. Mowder
(312) 258-5514

                                 July 27, 1994


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

             RE:  NORTHERN TRUST CORPORATION
                  REGISTRATION STATEMENT ON FORM S-4
                  ----------------------------------

Ladies and Gentlemen:

     We are acting as counsel for Northern Trust Corporation, a Delaware corporation ("NTC"), in connection with NTC's filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of common stock and associated Preferred Stock Purchase Rights of NTC (the "NTC Common Stock") to be issued pursuant to an Agreement and Plan of Reorganization, dated December 20, 1993, as amended February 9, 1994, between NTC and Beach One Financial Services, Inc. ("Beach One"), and the related Agreement and Plan of Merger by and among NTC, Northern Trust of Florida Corporation, and Beach One (collectively, the "Agreements").
In that connection, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, it is our opinion that:

     (1) NTC is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     (2) The NTC Common Stock has been duly authorized and, when issued as contemplated by the Agreements, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Registration Statement.

                                                          Very truly yours,

                                                          SCHIFF HARDIN & WAITE



                                                          By:/s/  Gary L. Mowder
                                                             -------------------
                                                                  Gary L. Mowder